United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: August 30, 2004

Commission File Number: 0-31987

Make Your Move, Inc.

Nevada             33-0925319
(Jurisdiction of Incorporation)    (I.R.S. Employer Identification No.)

3161 Via Alicante-E, La Jolla, California             92037
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:  619.993.0288

Item 1. Change of Control of Registrant. None.

Item 2. Acquisition or Disposition of Assets. None

Item 3. Bankruptcy or Receivership. None.

Item 4. Changes in Registrant's Certifying Accountant. None.

Item 5. Other Events. On August 26, 2004, this company filed a Form S-8, along with the Employee Benefit Plan of 2004, Opinion of Counsel, and Auditors Consent. The consent from Braverman International, P.C. (formerly Braverman & Company, P.C.), was obtained prematurely, however, Braverman International, P.C. is waiting for a representation letter by the PCAOB in connection with the company’s audit of the financial statements for the year ended September 30, 2003.

The company was under the impression that Braverman International, P.C. had received the representation from misinterpreting an email from Braverman International, P.C., which had corrections on the consent form, however, Braverman International, P.C. was giving corrections only and not the actual consent. The company expects to obtain the consent in the near future and re-file the Form S-8 with the appropriate consent from the auditor.

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Item 6. Changes of Registrant's Directors. None.

Item 7. Exhibits. None

Item 8. Change in Fiscal Year. None

Item 9. Regulation FD Disclosure.     None.

Item 10. Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code     of Ethics.     None

Item 11. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.
None

Item 12. Results of Operations and Financial Condition.     None

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Make Your Move, Inc.

by

Dated: August 30, 2004

/s/ Marc Applbaum
Marc Applbaum Sole Officer & Director

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